Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Guidewire Software, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-223478, 333-216530, 333-209906, 333-202541, 333-194290, 333-187004, and 333-179799) on Form S-8 and the registration statements (Nos. 333-223487, 333-221298, 333-191856, and 333-191834) on Form S-3 of Guidewire Software, Inc. of our reports dated September 18, 2018, except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to ineffective controls over certain revenue transactions and the Restatement of Annual Consolidated Financial Statements, Immaterial Revisions to Interim Condensed Consolidated Financial Statements, Compensation, Stock Compensation (ASC 718): Improvements to Employee Share-Based Payment Accounting (As Restated), and Revenue from Contracts with Customers (ASC 606): Revenue Recognition (As Restated) sections of Note 1 and the correspondingly impacted portions of Notes 3, 4, 5, 9, and 11, as to which the date is May 31, 2019 and September 18, 2018, except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to ineffective controls over certain revenue transactions, as to which the date is May 31, 2019, with respect to the consolidated balance sheets of Guidewire Software, Inc. and subsidiaries (the Company) as of July 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended July 31, 2018, and the related notes, and the effectiveness of internal control over financial reporting as of July 31, 2018, which reports appear in the July 31, 2018 amended annual report on Form 10-K/A of Guidewire Software, Inc.

Our report dated September 18, 2018, except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to ineffective controls over certain revenue transactions and the Restatement of Annual Consolidated Financial Statements, Immaterial Revisions to Interim Condensed Consolidated Financial Statements, Compensation, Stock Compensation (ASC 718): Improvements to Employee Share-Based Payment Accounting (As Restated), and Revenue from Contracts with Customers (ASC 606): Revenue Recognition (As Restated) sections of Note 1 and the correspondingly impacted portions of Notes 3, 4, 5, 9, and 11, as to which the date is May 31, 2019, on the Company’s consolidated financial statements contains an explanatory paragraph that refers to the restatement of the 2018 and 2017 consolidated financial statements to correct a misstatement and an explanatory paragraph that refers to a change in the method of accounting for share-based payments.

Our report dated September 18, 2018, except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to ineffective controls over certain revenue transactions, as to which the date is May 31, 2019, on the effectiveness of internal control over financial reporting as of July 31, 2018, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of July 31, 2018, because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness existed.

/s/ KPMG LLP
Santa Clara, California
May 31, 2019